Exhibit 10.27

MARKIT LTD.

2014 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Markit Ltd. 2014 Equity Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Markit Ltd., an exempted company incorporated under the laws of Bermuda (the “Company”), by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company shareholders and providing such individuals with an incentive for outstanding performance to strengthen the mutuality of interests between such individuals and shareholders of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. As used herein, (A) “or” shall mean “and/or” and (B) “including” or “include” shall mean “including, without limitation.” Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

2.1 “2013 Share Option Plan” shall mean the Markit Group Holdings Limited Share Option Plan (mid-year awards April through December 2013) (or any successor plan assumed by the Company).

2.2 “2013 Share Plan” shall mean the 2013 Markit Group Holdings Limited Share Plan (or any successor plan assumed by the Company).

2.3 “2014 Share Option Plan” shall mean the Markit Group Holdings Limited Share Option Plan (Pre-IPO amendments) (or any successor plan assumed by the Company).

2.4 “2014 Share Plan” shall mean the 2014 Markit Group Holdings Limited Share Plan (or any successor plan assumed by the Company).

2.5 “Affiliate” shall mean each of the following: (a) any Subsidiary; (b) any Parent; and (c) any other entity in which the Company or any of its Affiliates has a material equity interest or control relationship unless otherwise designated by the Committee. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

2.6 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.7 “Applicable Law” shall mean any applicable law, including: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, provincial, local or foreign; and (iii) rules and regulations of any established securities exchange or automated quotation system on which the Common Shares are listed, quoted or traded.

2.8 “Award” shall mean an Option, an award of Restricted Shares, a Restricted Share Unit award, a Dividend Equivalents award, an award of Deferred Shares, a Performance Award, a Share Payment award or a Share Appreciation Right, any of which may be awarded or granted under the Plan (collectively, “Awards”).

2.9 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Committee shall determine consistent with the Plan.

2.10 “Board” shall mean the Board of Directors of the Company.

2.11 “Cause” shall mean, with respect to a Holder’s Termination of Service, and unless otherwise defined in the applicable Award Agreement or an employment or other written agreement between the Holder and the Company (or any of its Affiliates), any of the following: (i) willful malfeasance, willful misconduct or gross negligence by the Holder in connection with his or her duties, (ii) continuing refusal by a Holder to perform his or her duties under any lawful direction of his or her supervisor or the Board after written or electronic notice of any such refusal to perform such duties or direction was given to such Holder, (iii) any willful and material breach of fiduciary duty owing to the Company (or any of its Affiliates) by the Holder, (iv) the Holder’s conviction of, or plea of guilty or nolo contendere to, a felony (or the equivalent of a felony in a jurisdiction other than the United States) or any other crime resulting in pecuniary loss or reputational harm to the Company or any of its Affiliates (including, but not limited to, theft, embezzlement or fraud) or involving moral turpitude, or (v) the Holder’s inability to perform duties of his or her job as a result of on-duty intoxication or confirmed positive illegal drug test result.

2.12 “Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement or an employment or other written agreement between the Holder and the Company (or any of its Affiliates), the occurrence of any of the following events:

(a) A transaction or series of transactions (other than an offering of Common Shares to the general public through a registration statement filed with the Securities and

Exchange Commission) whereby any Person (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities issued and outstanding immediately after such acquisition;

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.12(a) or Section 2.12(c)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, amalgamation, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities issued and outstanding immediately before the transaction continuing to represent (either by remaining issued and outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s issued and outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.12(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s shareholders approve a liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in

Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.13 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.14 “Committee” shall mean the Human Resources and Compensation Committee of the Board or such other duly authorized committee or subcommittee of the Board as the Board shall designate from time to time; provided, however, that, with respect to Awards granted to Non-Employee Directors, the “Committee” shall mean the Nominating and Corporate Governance Committee of the Board or such other duly authorized committee or subcommittee of the Board as the Board shall designate from time to time. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed references to the Board.

2.15 “Common Shares” means the common shares of the Company, par value $0.01 per share.

2.16 “Company” shall have the meaning set forth in Article 1.

2.17 “Consultant” shall mean any consultant or advisor engaged to provide services to the Company or any of its Affiliates who qualifies as a consultant or advisor as defined under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.18 “Deferred Shares” shall mean a right to receive Shares awarded under Section 9.4.

2.19 “Director” shall mean a member of the Board, as constituted from time to time.

2.20 “disability” shall mean “disability” within the meaning of Section 409A of the Code.

2.21 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.22 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.23 “Effective Date” shall mean June 24, 2014.

2.24 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.25 “Employee” shall mean an employee of the Company or any of its Affiliates.

2.26 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its shareholders, such as a share dividend, bonus issue, share split, spin-off, rights offering or recapitalization through a large, extraordinary cash dividend, that affects the number or kind of Common Shares (or other securities of the Company) or the share price of the Common Shares (or other securities) and causes a change in the per share value of the Common Shares underlying outstanding Awards.

2.27 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.28 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Shares are listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Common Shares are listed, quoted or traded, the Fair Market Value of a Common Share shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Common Shares are not listed on an established securities exchange, national market system or automated quotation system, but the Common Shares are regularly quoted by a recognized securities dealer, the Fair Market Value of a Share shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) If the Common Shares are neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, the Fair Market Value of a Share shall be established by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 409A or Section 422 of the Code, as applicable.

2.29 “Greater Than 10% Shareholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.30 “HMRC” shall have the meaning set forth in Section 11.2(b)(2).

2.31 “Holder” shall mean a person who has been granted an Award.

2.32 “Incentive Share Option” shall mean an Option that is intended to qualify as an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code.

2.33 “KEIP” shall mean the Markit Group Holdings Limited Key Employee Incentive Program (or any successor plan assumed by the Company).

2.34 “Non-Employee Director” shall mean (i) any Director who is not an Employee or (ii) any member of a board of directors or similar governing body of the Company or an Affiliate as determined by the Committee under the Non-Employee Director Equity Compensation Policy.

2.35 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.36 “Non-Qualified Share Option” shall mean an Option that is not an Incentive Share Option.

2.37 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Share Option or an Incentive Share Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Share Options.

2.38 “Option Term” shall have the meaning set forth in Section 5.4.

2.39 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.40 “Performance Award” shall mean a cash bonus award, share bonus award, performance award or other incentive award that is paid in cash, or by the issuance of Shares (which may consist of Restricted Shares) or a combination of both, awarded under Section 9.1.

2.41 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals may include but are not limited to: (i) net earnings (either before or after one or more of

(A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) operating earnings or profit or one or more operating ratios; (v) cash flow (including, but not limited to, operating cash flow and free cash flow); (vi) return on assets; (vii) return on capital; (viii) return on shareholders’ equity; (ix) share price or total shareholder return; (x) return on sales; (xi) gross or net profit or operating or EBITDA margin; (xii) costs; (xiii) expenses; (xiv) working capital; (xv) earnings per share; (xvi) price per share; (xvii) regulatory body approval for commercialization of a product; (xviii) implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; (xix) market share; (xx) economic value; (xxi) revenue, (xxii) revenue or EBITDA growth, (xxiii) capital expenditures, (xxiv) net borrowing, debt leverage levels, credit quality or debt ratings, (xxv) the accomplishment of mergers, amalgamations, acquisitions, dispositions, joint ventures, public or private offerings or other financial transactions or similar extraordinary business transactions, (xxvi) net asset value per share, (xxvii) economic value added, (xxviii) individual business objectives, (xxix) growth in production, (xxx) added reserves, (xxxi) growth in reserves per share, (xxxii) inventory growth, (xxxiii) environmental, health and safety performance, (xxxiv) effectiveness of hedging programs, (xxxv) improvements in internal controls and policies and procedures, and (xxxvi) retention and recruitment of employees, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) Except as provided in Section 12.5, the Committee, in its discretion, may adjust the Performance Criteria for any Performance Period for such factors as the Committee may determine, including, without limitation, in recognition of unusual or non-recurring events affecting the Company or changes in Applicable Law or Applicable Accounting Standards.

2.42 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish Performance Goals, Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.43 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.44 “Permitted Transferee” shall mean, with respect to a Holder, such Holder’s “family member” (as defined under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement), or any other transferee specifically approved by the Committee after taking into account Applicable Law.

2.45 “Person” shall mean any “individual,” “entity” or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

2.46 “Plan” shall have the meaning set forth in Article 1.

2.47 “Prior Plans” shall collectively mean the KEIP, the 2013 Share Option Plan, the 2014 Share Option Plan, the 2013 Share Plan and the 2014 Share Plan.

2.48 “Restricted Shares” shall mean Shares awarded under Article 7 that are subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.49 “Restricted Share Units” shall mean the right to receive Shares awarded under Article 8.

2.50 “Secondary Contributions” shall have the meaning set forth in Section 11.2(b).

2.51 “Secondary Contributor” shall have the meaning set forth in Section 11.2(b).

2.52 “Section 409A Covered Award” shall mean any Award that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code.

2.53 “Securities Act” shall mean the Securities Act of 1933, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.54 “Shares” means Common Shares reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, amalgamation, consolidation or other reorganization) security.

2.55 “Share Appreciation Right” shall mean a share appreciation right granted under Article 10.

2.56 “Share Appreciation Right Term” shall have the meaning set forth in Section 10.4.

2.57 “Share Payment” shall mean (a) a payment in the form of Shares, (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3, or (c) any other right in respect of an Award that is valued in whole or in part by reference to, or is payable in or otherwise based on Common Shares.

2.58 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.59 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, amalgamation, combination, consolidation, reorganization or acquisition of assets or equity securities; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Share Appreciation Right.

2.60 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company (and any of its Affiliates) is terminated for any reason, with or without Cause, including by resignation, discharge, death, disability or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service, as applicable, with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including a termination by resignation, failure to be elected, death, disability or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service, as applicable, with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company (or any of its Affiliates) is terminated for any reason, including a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service, as applicable, with the Company or any Affiliate.

The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including the question of whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Share Options, unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, amalgamation, sale of shares or other corporate transaction or event (including a spin-off)

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Sections 3.1(b) and 13.2, the aggregate number of Common Shares which may be issued or used for reference purposes or with respect to which Awards under the Plan may be granted over the term of the Plan is (i) 6,220,000 (which includes 1,686,000 unissued shares previously authorized and not used for reference purposes under the

KEIP as of the Effective Date, 626,760 unissued shares previously authorized and not used for reference purposes under the 2013 Share Option Plan and the 2014 Share Option Plan as of the Effective Date, and 21,510 unissued shares previously authorized and not used for reference purposes under the 2014 Share Plan as of the Effective Date), plus (ii) the number of authorized shares that are issued or used for reference purposes in respect of any awards made and outstanding under the Prior Plans as of the Effective Date that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of Common Shares shall be available for issuance or payment of Awards. Subject to Sections 3.1(b) and 13.2, no more than 1,000,000 Shares in the aggregate may be issued under the Plan in respect of Incentive Share Options. The aggregate share reserve specified in this Section 3.1(a) will be increased on January 1 of each year commencing in 2015 and ending on (and including) January 1, 2024 in an amount equal to the lesser of: (i) 2.5% of the total number of Shares outstanding on a fully diluted basis as of December 31 of the immediately preceding calendar year and (ii) such number of Shares determined by the Board. At all times, the Company will reserve and keep available a sufficient number of Common Shares as will be required to satisfy the requirements of all Awards granted and outstanding under the Plan.

(b) To the extent all or a portion of an Award is forfeited, expires, lapses for any reason, or is settled for cash without the delivery of Shares to the Holder, any Shares subject to such Award or portion thereof shall, to the extent of such forfeiture, expiration, lapse or cash settlement, again be available for future grants of Awards under the Plan. Any Shares repurchased by or surrendered to the Company under Section 7.4 resulting in the return of such Shares to the Company shall again be available for future grants of Awards under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Share Option to fail to qualify as an “incentive stock option” under Section 422 of the Code.

(c) To the extent not prohibited by Applicable Law, (i) in the event any Substitute Awards are granted, Shares issued or issuable in connection with such Substitute Awards shall not be counted against the number of Shares reserved under the Plan, but shall be available under the Plan, and (ii) if a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common shares of the entities party to such acquisition or combination) may be used for post-transaction Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Individuals prior to such acquisition or combination.

3.2 Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares, Common Shares held in treasury or Common Shares purchased on the open market.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Committee may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except to the extent provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Incentive Share Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any of its Affiliates, or shall interfere with or restrict in any way the rights of the Company and any of its Affiliates, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without Cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any of its Affiliates. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3.1; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6 Non-Employee Director Awards. The Committee, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Committee (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become vested and exercisable and/or payable and expire, and such other terms and conditions as the Committee shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Committee from time to time in its sole discretion.

4.7 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

GRANTING OF OPTIONS

5.1 Granting of Options to Eligible Individuals. The Committee is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

5.2 Qualification of Incentive Share Options. No Incentive Share Option shall be granted to any person who is not an Employee of the Company or any parent or subsidiary corporation (each as defined in Section 424(e) and 424(f) of the Code, respectively) of the Company. No person who qualifies as a Greater Than 10% Shareholder may be granted an Incentive Share Option unless such Incentive Share Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Share Option granted under the Plan may be modified by the Committee, with the consent of the Holder, to disqualify such Option from treatment as an

“incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of the Shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are vested and exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent or subsidiary corporation thereof (each as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Share Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of the Shares shall be determined as of the time the respective options were granted. Incentive Share Options that are not exercised within three (3) months following a Holder’s termination of employment with the Company and its Affiliates shall be treated as Non-Qualified Share Options to the extent required by Section 422 of the Code.

5.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Share Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) unless otherwise determined by the Committee. In addition, in the case of Incentive Share Options granted to a Greater Than 10% Shareholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.4 Option Term. The term of each Option (the “Option Term”) shall be set by the Committee in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Share Option is granted to a Greater Than 10% Shareholder. The Committee shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 457A of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4, the Committee may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 13.1, any other term or condition of such Option relating to such a Termination of Service.

5.5 Option Vesting. The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any Performance Criteria or any other criteria selected by the Committee, and, except as limited by the Plan, at any time after the grant of an Option, the Committee, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests. Unless otherwise determined by the Committee at grant (or, if no rights of the Holder (or, in the case of his death, his estate) are reduced, thereafter):

(a) if a Holder’s Termination of Service is by reason of death or Disability, all Options that are held by such Holder that are vested and exercisable on the date of the Holder’s Termination of Service may be exercised by the Holder (or, in the case of death, by the legal representative of the Holder’s estate) at any time within a period of one year after the date of such a Termination of Service, but in no event beyond the expiration of the stated term of such Options;

(b) if a Holder’s Termination of Service is by involuntary termination without Cause, all Options that are held by such Holder that are vested and exercisable on the date of the Holder’s Termination of Service may be exercised by the Holder at any time within a period of 90 days after the date of such a Termination of Service, but in no event beyond the expiration of the stated term of such Options;

(c) if a Holder’s Termination of Service is voluntary (other than a voluntary Termination of Service described in subsection (d)(ii) below), all Options that are held by such Holder that are vested and exercisable on the date of the Holder’s Termination of Service may be exercised by the Holder at any time within a period of 90 days after the date of such a Termination of Service, but in no event beyond the expiration of the stated term of such Options; or

(d) if a Holder’s Termination of Service (i) is for Cause or (ii) is a voluntary Termination of Service after the occurrence of an event that would be grounds for a Termination of Service for Cause, all Options, whether vested or not vested, that are held by such Holder shall terminate and expire on the date of such Termination;

Unless otherwise determined by the Committee, Options that are not vested as of the date of a Holder’s Termination of Service for any reason shall terminate and expire on the date of such Termination.

ARTICLE 6.

EXERCISE OF OPTIONS

6.1 Partial Exercise. A vested and exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Committee may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

6.2 Manner of Exercise. All or a portion of a vested and exercisable Option shall be deemed exercised upon delivery of all of the following to the Company, the share plan administrator of the Company or such other person or entity designated by the Committee, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The

Committee, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance including the placement of legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Committee; and

(d) Full payment of the exercise price and applicable withholding taxes to the share plan administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2.

6.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Share Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.

ARTICLE 7.

AWARD OF RESTRICTED SHARES

7.1 Award of Restricted Shares.

(a) The Committee is authorized to grant Restricted Shares to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Shares, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Shares as it deems appropriate.

(b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Shares; provided, however, that if a purchase price is changed, such purchase price shall not be less than the par value of the Shares to be purchased, unless otherwise permitted by Applicable Law.

7.2 Rights as Shareholders. Subject to Section 7.4, upon issuance of Restricted Shares, the Holder shall have, unless otherwise provided by the Committee, all the rights of a shareholder with respect to said Shares, subject to the restrictions in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Committee, any distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3. The Committee may, in its discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable restriction period.

7.3 Restrictions. All Restricted Shares (including any shares received by Holders thereof with respect to Restricted Shares as a result of share dividends, bonus issuance, share splits or any other form of recapitalization) shall, in the terms of the applicable Award

Agreement, be subject to such restrictions and vesting requirements as the Committee shall provide. Such restrictions may include restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including criteria based on the Holder’s duration of employment, directorship or consultancy with the Company and its Affiliates, performance criteria, Company performance, individual performance or other criteria selected by the Committee. By action taken after the Restricted Shares are issued, the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Shares by removing any or all of the restrictions imposed by the terms of the applicable Award Agreement. Unless otherwise determined by the Committee, Restricted Shares may not be sold or encumbered until all restrictions are terminated or expire.

7.4 Repurchase or Forfeiture of Restricted Shares. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Shares, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Shares then subject to restrictions shall lapse, and such Restricted Shares shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Shares, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Shares then subject to restrictions at a cash price per share equal to the lesser of the Fair Market Value per share and the price paid by the Holder for such Restricted Shares, or such other amount as may be specified in the applicable Award Agreement. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide that upon certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Shares shall not lapse, such Restricted Shares shall vest and, if applicable, the Company shall not have a right of repurchase.

7.5 Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. Certificates or book entries in respect of Restricted Shares shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares. The Company, in its sole discretion, may (a) retain physical possession of any share certificate evidencing Restricted Shares until the restrictions thereon shall have lapsed and/or (b) require that the share certificates (if any) issued in respect of Restricted Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a duly-executed but undated share transfer form endorsed in blank, together with the grant of authority in a form acceptable to the Committee to deal with such Restricted Shares, relating to such Restricted Shares.

ARTICLE 8.

AWARD OF RESTRICTED SHARE UNITS

8.1 Grant of Restricted Share Units. The Committee is authorized to grant Awards of Restricted Share Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.

8.2 Term. Except as otherwise provided herein, the term of a Restricted Share Unit award shall be set by the Committee in its sole discretion.

8.3 Purchase Price. The Committee shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Share Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

8.4 Vesting of Restricted Share Units. At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including any vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more performance criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee.

8.5 Maturity and Payment. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Share Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Committee, set forth in any applicable Award Agreement, and subject to compliance with Section 409A and Section 457A of the Code, in no event shall the maturity date relating to each Restricted Share Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Share Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Share Unit vests. On the maturity date, the Company shall, subject to Section 11.4 and the applicable Award Agreement, transfer to the Holder one unrestricted, fully transferable Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited, or as determined by the Committee, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Shares as determined by the Committee.

8.6 Payment upon Termination of Service. An Award of Restricted Share Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Committee, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Share Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

8.7 No Rights as a Shareholder. Unless otherwise determined by the Committee, a Holder of Restricted Share Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Share Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

ARTICLE 9.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, SHARE

PAYMENTS, DEFERRED SHARES

9.1 Performance Awards. The Committee is authorized to grant Performance Awards and other Awards to any Eligible Individual from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan. The value of Performance Awards may be linked to the attainment of the Performance Goals or other specific criteria, whether or not objective, determined by the Committee, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Committee.

9.2 Dividend Equivalents. Dividend Equivalents may be granted by the Committee based on dividends declared on the Shares, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee.

9.3 Share Payments. The Committee is authorized to make Share Payments to any Eligible Individual that are payable in, valued in whole or in part by reference to, or otherwise based on or related to the Shares, including Shares awarded purely as a bonus and not subject to any restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate thereof, and Awards valued by reference to book value of the Shares. The number or value of Shares of any Share Payment shall be determined by the Committee and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Committee. Shares underlying a Share Payment which is subject to a vesting schedule or other conditions or criteria set by the Committee shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Committee, a Holder of a Share Payment shall have no rights as a Company shareholder with respect to such Share Payment until such time as the Share Payment has vested and the Shares underlying the Award have been issued to the Holder. Share Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4 Deferred Shares. The Committee is authorized to grant Deferred Shares to any Eligible Individual. The number of Deferred Shares shall be determined by the Committee and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Committee determines, in each case on a specified date or dates or over any period or periods determined by the Committee. Shares underlying a Deferred Share award which is subject to a vesting schedule or other conditions or criteria set by the Committee shall be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Committee, a Holder of Deferred Shares shall have no rights as a Company shareholder with respect to such Deferred Shares until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

9.5 Term. The term of a Dividend Equivalent award, Share Payment award, and/or Deferred Share award shall be established by the Committee in its sole discretion.

9.6 Purchase Price. The Committee may establish the purchase price, if any, of Shares distributed as a Share Payment award or Deferred Shares award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.7 Termination of Service. A Share Payment award, Dividend Equivalent award, and/or Deferred Shares award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Committee, however, in its sole discretion, may provide that the Dividend Equivalent award, Share Payment award and/or Deferred Shares award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF SHARE APPRECIATION RIGHTS

10.1 Grant of Share Appreciation Rights.

(a) The Committee is authorized to grant Share Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

(b) A Share Appreciation Right shall entitle the Holder (or other person entitled to exercise the Share Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Share Appreciation Right (to the extent then vested and exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Share Appreciation Right from the Fair Market Value on the date of exercise of the Share Appreciation Right by the number of Shares with respect to which the Share Appreciation Right shall have been exercised, subject to any limitations the Committee may impose. Unless otherwise determined by the Committee, the exercise price per Share subject to each Share Appreciation Right shall be set by the Committee, but shall not be less than 100% of the Fair Market Value on the date the Share Appreciation Right is granted.

10.2 Share Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Share Appreciation Right vests in the Holder shall be set by the Committee and the Committee may determine that a Share Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any Performance Criteria or any other criteria selected by the Committee. Except as limited by the Plan, at any time after grant of a Share Appreciation Right, the Committee, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which a Share Appreciation Right vests.

(b) No portion of a Share Appreciation Right which is unvested or unexercisable at a Holder’s Termination of Service shall thereafter become vested or exercisable, except as may be otherwise provided by the Committee in the applicable Award Agreement evidencing the grant of a Share Appreciation Right, or by action of the Committee following the grant of the Share Appreciation Right.

10.3 Manner of Exercise. All or a portion of a vested and exercisable Share Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the share plan administrator of the Company, or such other person or entity designated by the Committee, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Committee stating that the Share Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Share Appreciation Right or such portion of the Share Appreciation Right;

(b) Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Committee, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance, including the placement of legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Share Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Share Appreciation Right, as determined in the sole discretion of the Committee; and

(d) Full payment of the exercise price and applicable withholding taxes to the share plan administrator of the Company for the Shares with respect to which the Share Appreciation Right, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2.

10.4 Share Appreciation Right Term. The term of each Share Appreciation Right (the “Share Appreciation Right Term”) shall be set by the Committee in its sole discretion; provided, however, that the Share Appreciation Right Term shall not be more than ten (10) years from the date the Share Appreciation Right is granted. The Committee shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Share Appreciation Rights, which time period may not extend beyond the last day of the Share Appreciation Right Term applicable to such Share Appreciation Right. Except as limited by the requirements of Section 409A or 457A of the Code and regulations and rulings thereunder or the first sentence of this Section 10.4, the Committee may extend the Share Appreciation Right Term of any outstanding Share Appreciation Right, and may extend the time period during which vested Share Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 13.1, any other term or condition of such Share Appreciation Right relating to such a Termination of Service.

10.5 Payment. Payment of the amounts payable with respect to Share Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on its Fair Market Value as of the date the Share Appreciation Right is exercised), or a combination of both, as determined by the Committee.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1 Payment. The Committee shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) any other form of legal consideration acceptable to the Committee in its sole discretion. The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or officer of the Company (or any of its Affiliates) shall take any action in respect of any Award in violation of any Applicable Law.

11.2 Tax Withholding.

(a) The Company or any Affiliate shall have the authority and the right to deduct or withhold from an amount paid in cash, or require a Holder to remit to the Company, an amount paid in cash sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation or any applicable employer’s national insurance contributions) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Committee, in its sole discretion, may provide in an Award Agreement for payment by the Holder to the Company of an amount that is equal to the sum of all employment and other taxes, insurance premiums and other amounts imposed by any and all applicable tax authorities on the Company or any Affiliate with respect to any amounts payable to, or earned by, such Holder in respect of any Award made under the Plan. The Committee, in its sole discretion and in satisfaction of the foregoing requirement, may (i) purchase or allow a Holder to elect to have the Company purchase Shares otherwise issuable under an Award or (ii) cause the sale of a sufficient number of Shares on behalf of the Holder to realize sale proceeds equivalent to the applicable tax liabilities and remit such amount to or at the direction of the Holder’s employer or the Committee in satisfaction of such tax liabilities. Unless otherwise determined by the Committee, the number of Shares which may be so purchased or sold on behalf of the Holder shall be limited to the number of Shares which have a fair market value on the date of purchase or sale (as the case may be) necessary to pay the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Committee shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Share Appreciation Right exercise involving the sale of Shares to pay the Option or Share Appreciation Right exercise price or any tax withholding obligation.

(b) Notwithstanding anything herein to the contrary, in the event that, upon the vesting of an Award (other than an Option) or the exercise of an Option, (i) the Company or any Affiliate employing the Holder (the “Secondary Contributor”) would otherwise be liable for United Kingdom secondary employer’s National Insurance Contributions in respect of such vesting or exercise (such contributions, the “Secondary Contributions”) and (ii) the Committee provides the Holder written or electronic notice requiring the Holder to enter into an agreement or election as referred to in sub clauses (1) and (2) below not later than the date that is thirty (30) days after either the vesting date of such Award or the receipt by the Company of notice of exercise with respect to such Option, as applicable, then, the vesting of such Award or the exercise of such Option, as applicable, shall not be effective unless, not later than the date that is thirty (30) days after the date of such notice from the Committee, such Holder has entered into either (as required and directed by the Committee in its sole discretion):

(1) an agreement that allows the Secondary Contributor to recover the whole amount or any portion of the Secondary Contributions from the Holder; or

(2) a form of joint election, in such form as determined by the Committee and approved in advance by Her Majesty’s Revenue and Customs (“HMRC”), for the transfer to the Holder of the whole amount or any portion of the Secondary Contributions (and the arrangements made in such election for securing that the Holder will satisfy the amount of Secondary Contributions transferred to the Holder have also been approved in advance by HMRC); and

If the relevant requirements of Section 11.2(b)(1) or (2) are satisfied within the specified period, the date of vesting of such Award or exercise of such Option, as applicable, shall be the date on which the condition is satisfied. If such requirements are not satisfied within the specified period, the vesting of such Award or exercise of such Option, as applicable, shall be ineffective, null and void.

11.3 Transferability of Awards.

(a) Except as otherwise provided in Section 11.3(b) and 11.3(c):

(i) No Award under the Plan may be sold, pledged, charged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, charge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any vested and exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a), the Committee, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Share Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Committee, including any documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Committee prior to the Holder’s death.

11.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares issued pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements and representations as the Board or the Committee, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b) Any share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Applicable Law. The Committee may place legends on any share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Committee shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(d) No fractional Shares shall be issued and the Committee, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the register of members of the Company (or, as applicable, its transfer agent or share plan administrator).

11.5 Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Committee shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt, vesting or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company or any Affiliate, or which is inimical, contrary or harmful to the interests of the Company or any Affiliate, as further defined by the Committee or (z) the Holder incurs a Termination of Service for Cause; and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt, vesting or exercise of any

Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including any claw-back policy adopted to comply with the requirements of Applicable Law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

11.6 Option Repricing. The Committee (a) may, without shareholder consent, (i) authorize the amendment of any outstanding Option or Share Appreciation Right to reduce its price per share or (ii) cancel any Option or Share Appreciation Right in exchange for cash or another Award when the Option or Share Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares; and (b) shall have the authority, without the approval of the shareholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. The Committee may take any action permitted by this Section 11.6 in connection with a transaction described in Section 13.2 or at any other time determined by the Committee, subject only to any limitations specifically provided by Applicable Laws.

ARTICLE 12.

ADMINISTRATION

12.1 Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). Additionally, to the extent the Board deems necessary to comply with Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Common Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board.

12.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely in a material manner by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.5 or Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Share Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to the rules of any securities exchange or automated quotation system on which the Common Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4 Authority of Administrator. Subject to the Company’s Memorandum of Association and Bye-laws, the Committee’s charter and any specific designation in the Plan, the Committee has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including the exercise price, grant price, purchase price, any Performance Criteria, any Performance Goal, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, repurchased or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k) Correct any defect or supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in such manner and to the extent the Committee deems necessary or desirable in order to carry out the purposes and intent of the Plan; and

(l) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 13.2.

12.5 Section 162(m) of the Code. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall consist solely of at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and the Committee shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Goals upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award, the Committee shall determine and certify in writing the extent to which such Performance Goals have been timely achieved and the extent to which the Shares (or other amounts denominated in dollars) subject to such Award have thereby been earned. Notwithstanding anything to the contrary, with respect to Holders whose compensation is subject to Section 162(m) of the Code, (A) provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the applicable Performance Goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles, (B) the maximum number of Shares that may be made subject to Awards denominated in Shares granted to each such Holder during any fiscal year of the Company is 3,000,000 Shares per type of Award (subject to increase or decrease pursuant to Section 13.2); provided that the maximum number of Shares for all types of Awards during any fiscal year of the Company that may be granted and paid to each such Holder is 3,000,000 Shares (subject to increase or decrease pursuant to Section 13.2), and (C) the maximum value at grant of Awards (including Performance Awards) denominated in dollars that may be granted and paid during any fiscal year of the Company to each such Holder is $15,000,000.

12.6 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties.

12.7 Delegation of Authority. To the extent permitted by Applicable Law and applicable securities exchange rules and regulations, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company (or any of its Subsidiaries) the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that any such officer of the Company (or Director) (or any of the Company’s Subsidiaries) to whom authority to grant or amend Awards has been delegated may not grant Awards to himself or herself hereunder. The Committee may designate professional advisors to assist the Committee in the administration of the Plan (to the extent permitted by Applicable Law and applicable securities exchange rules and regulations). Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.7 shall serve in such capacity at the pleasure of the Board and the Committee. Notwithstanding anything to the contrary in Section 13.9, this Section 12.7 and all matters relating to the authority of the Board, the Committee or any of their respective delegatee(s) to grant or amend Awards under the Plan shall be governed and interpreted in accordance with the laws of Bermuda without regard to conflicts of laws thereof or of any other jurisdiction.

12.8 Liability and Indemnification. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to Section 12.7 above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Bye-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s shareholders given within twelve (12) months before or after the action by the Committee, no action of the Committee may, except as provided in Section 13.2, increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan. Except as provided in Section 11.5 and Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the date the Plan is first adopted by the Board (the “Expiration Date”). Any Awards that are outstanding as of the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

13.2 Changes in Shares or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any share dividend, bonus issuance, share split, share consolidation or exchange of shares, merger, amalgamation, consolidation, reorganization or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares in the Company’s share capital or the price of the Company’s shares (other than an Equity Restructuring), the Committee may, subject to Applicable Law, make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including any adjustments to the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit; (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6; (iv) the terms and conditions of any outstanding Awards (including any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan.

(b) In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee, in its sole discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation or company, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares in the Company’s capital (or other securities or property) subject to outstanding Awards, and in the number and kind of issued and outstanding Restricted Shares or Deferred Shares and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 12.2(a) and 12.2(b), the Committee shall equitably adjust each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, the grant of new Awards to Holders, and/or the making of a cash payment to Holders, as the Committee deems appropriate to reflect such Equity Restructuring. The adjustments provided under this Section 12.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company; provided that whether an adjustment is equitable shall be determined in the discretion of the Committee.

(d) Except as otherwise set forth in the applicable Award Agreement or determined by the Committee, in the event of a Change in Control, each outstanding Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation.

(e) In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Award, the Committee may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Committee shall in writing or electronically notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(f) For the purposes of this Section 13.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive,

for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in the Change in Control by holders of Common Shares for each Common Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the issued and outstanding Common Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Shares in the Change in Control.

(g) The Committee, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h) No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code.

(i) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger, amalgamation or consolidation of the Company, any issue of shares or of options, warrants or rights to purchase shares or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j) No action shall be taken under this Section 13.2 which shall cause an Award to fail to be exempt from or comply with Section 409A or 457A of the Code or the Treasury Regulations thereunder.

(k) In the event of any pending share dividend, bonus issuance, share split, share consolidation or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Common Shares or the share price of the Common Shares (including any Equity Restructuring), for reasons of administrative convenience, the Company in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

13.3 Approval of Plan by Shareholders. The Plan shall be submitted for the approval of the Company’s shareholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such shareholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the shareholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

13.4 No Shareholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

13.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including the grant or assumption of options in connection with the acquisition by purchase, lease, merger, amalgamation, consolidation or otherwise, of the business, stock, shares or assets of any corporation, partnership, limited liability company, firm or association.

13.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including any state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

13.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9 Governing Law. Subject to the last sentence of Section 12.7, the Plan and any agreements hereunder shall be administered, interpreted and enforced under Delaware law without regard to conflicts of laws thereof or of any other jurisdiction.

13.10 Section 409A and Section 457A.

(a) To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A or Section 457A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A or Section 457A of the Code. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A and Section 457A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including any such regulations or other guidance that may be issued from time to time. For purposes of Section 409A of the Code, a Holder’s right to receive any installment payments under the Plan or pursuant to a Section 409A Covered Award shall be treated as a right to receive a series of separate and distinct payments.

(b) Notwithstanding any provision of the Plan to the contrary or any Award Agreement, in the event the Committee determines that any Award may be subject to Section 409A or Section 457A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued from time to time), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A or Section 457A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A or Section 457A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Sections.

(c) Notwithstanding any provision of the Plan to the contrary or any Award Agreement, if any Holder is deemed on the date of his or her “separation from service” (within the meaning of Treasury Regulations Section 1.409A-1(h)) with the Company or its Affiliates to be a “specified employee” (within the meaning of Treasury Regulations Section 1.409A-1(i)), then, with regard to any payment in respect of a Section 409A Covered Award that is payable on account of a “separation from service” that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code (after taking into account any applicable exceptions to such requirement), such payment shall be made on the date that is the first day of the seventh month following the date of the Holder’s “separation from service” or, if earlier, on the date of the Holder’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section shall be paid to the Holder in a lump sum.

(d) Notwithstanding any provision of the Plan to the contrary or any Award Agreement, a termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of a Holder’s employment unless such termination is also a “separation from service” and, for purposes of any such provision of such Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(e) The Company shall not have any obligation to indemnify or otherwise protect the Holder from any obligation to pay any taxes, interest or penalties pursuant to Section 409A or 457A of the Code.

13.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.13 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.14 Data Protection. By participating in the Plan, each Holder shall consent to the holding and processing of personal information provided by such Holder to the Company, any Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to: (i) administering and maintaining Holder records; (ii) providing information to the Company, Affiliates, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan; (iii) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Holder works; and (iv) transferring information about the Holder to any country or territory that may not provide the same protection for the information as the Holder’s home country.

13.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *